                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                   CONTACT:        W. Michael Smith
                                                        Chief Operating Officer
                                                        (972) 301-2450
                                                        www.minorplanetusa.com



NASDAQ DETERMINES MINORPLANET SYSTEMS USA, INC. TO RETAIN LISTING ON NASDAQ SMALLCAP MARKET SUBJECT TO EXCEPTIONS

RICHARDSON, TEXAS, MAY 5, 2004 - Minorplanet Systems USA, Inc. (NASDAQ: MNPQC), a leading provider of telematics-based management solutions for commercial fleets, today announced that the company had received a written determination notice from the Nasdaq Listing Qualifications Panel on May 3, 2004 indicating that the company's securities would remain conditionally listed on The Nasdaq SmallCap market subject to the following exceptions:

o On or before May 28, 2004, the company must submit documentation to the Nasdaq evidencing that a hearing before the Bankruptcy Court for the approval of the company's Disclosure Statement was held;

o On or before Jun. 30, 2004, the company must submit documentation to the Nasdaq evidencing confirmation of the company's plan of reorganization by the Bankruptcy Court and compliance with all requirements for continued listing on The Nasdaq SmallCap Market upon emergence from bankruptcy except for those deficiencies for which the company has been granted a "grace period" within which to regain compliance.

Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(D), the Panel also granted the company a 180-day grace period to achieve compliance with the $1.00 minimum bid price requirement.

         The Panel further indicated that effective on the opening of business on May 5, 2004, the trading symbol for the company's securities will be changed from MNPLQ to MNPQC to indicate the conditional listing on The Nasdaq SmallCap Market. As per the Panel, the fourth character "Q" will remain appended to the company's trading symbol pending the company's emergence from bankruptcy, and the fifth character "C" will be removed from the company's symbol upon confirmation of the company's compliance with the terms of the exceptions and all other criteria for continued listing.

         "We currently expect to obtain confirmation of our plan by Jun. 30, 2004 and retain the company's Nasdaq listing," said Dennis Casey, president and chief executive officer. "In fact, the disclosure statement hearing is set for May 24, 2004, ahead of the May 28, 2004 deadline." In closing remarks Mr. Casey said, "We believe that the company will emerge from chapter 11 with a much improved capital and expense structure and be well positioned to capitalize on the large and growing market for mobile tracking and communications."

ABOUT MINORPLANET SYSTEMS USA, INC.

         Minorplanet Systems USA, Inc. (minorplanetusa.com) markets, sells and supports Vehicle Management Information(TM) (VMI(TM)), a state-of-the-art fleet management solution that contributes to higher customer revenues and improved operator efficiency. VMI combines the technologies of the global positioning system (GPS) and wireless vehicle telematics to monitor vehicles, minute by minute, in real time. Based in Richardson, Texas, the company also markets, sells and supports a customized, GPS-based fleet management solution for large fleets like SBC Communications, Inc., which has approximately 31,500 installed vehicles now in operation.



                                    - MORE -
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NASDAQ DETERMINES MINORPLANET SYSTEMS USA, INC. TO RETAIN LISTING ON NASDAQ
SMALLCAP MARKET SUBJECT TO EXCEPTIONS - PAGE 2

LEGAL NOTICE TO INVESTORS: Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "expects," "believes," "anticipates" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements generally involve known and unknown risks, uncertainties and other facts, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: ability to maintain the company's Nasdaq Stock Market listing; ability to obtain the necessary approval of a plan of reorganization by the creditors on or before June 30, 2004; ability to obtain confirmation of a plan of reorganization by the Bankruptcy Court on or before June 30, 2004; ability to obtain approval of a Disclosure Statement by the Bankruptcy Court on or before May 28, 2004, ability to obtain a valuation of the company at a level which allows the company to fully satisfy creditors' claims by issuance of equity securities; ability to obtain approval of the Bankruptcy Court of the financing; ability to demonstrate compliance with the Nasdaq SmallCap Market continued listing requirements upon emergence from bankruptcy; ability to regain compliance with the Nasdaq SmallCap Market $1.00 minimum bid requirement within the 180-day grace period afforded by the Nasdaq Panel; ability to successfully expand sales and marketing presence to additional metropolitan areas; ability to commercially introduce a GPRS-capable mobile unit; ability to obtain certification of GPRS-based products with wireless carriers; acceptance of new product offerings; ability to achieve sales projections; ability to achieve and maintain margins during periods of rapid expansion; availability of capital to fund expansion; market conditions; general economic and business conditions; business abilities and judgment of management and personnel; changes in business strategy and competition. For a listing of risks applicable to the future prospects of the company, please refer to the reports filed with the SEC, such as recent 10-K and 10-Q Reports.

"Minorplanet" is a federally registered trademark and service mark of Minorplanet Limited. "Vehicle Management Information," "VMI," "Minorplanet Systems USA" and the orb logotype are trademarks and service marks of Minorplanet Limited.

                                                                       (MNPL320)